UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2019

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On January 28, 2019, Pulmatrix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of 1,561,177 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The offering price to the public of the Shares is $0.17 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $0.1581 per share. After underwriting discounts and commissions, but before offering expenses payable by it, the Company expects to receive net proceeds from the offering of approximately $246,822.

Pursuant to the Underwriting Agreement, the Company, in connection with the offering, agreed to issue to the Underwriter warrants to purchase up to 101,477 shares of Common Stock, or 7% of the number of shares of Common Stock sold in the offering (the “Underwriter Warrants” and together with the shares issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $0.2125 (125% of the offering price to the public per Share). The Company also agreed to reimburse the Underwriter for its legal and other out-of-pocket expenses in an amount of up to $7,700 in connection with the offering, and $10,000 for the clearing expenses of the underwriter in connection with the offering. The Company will also pay the Underwriter a management fee equal to 1% of the aggregate gross proceeds in the offering.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-212546) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on August 3, 2016. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the offering have been filed with the Commission. The offering is expected to close on or about January 31, 2019, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Haynes and Boone, LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The foregoing descriptions of the Underwriting Agreement and Underwriter Warrants are qualified in their entirety by reference to the Underwriting Agreement and the form of Underwriter Warrants, which are attached as Exhibits 1.1 and 4.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Underwriter Securities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Underwriter Securities will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On January 28, 2019, the Company issued two press releases announcing the launch and pricing, respectively, of the underwritten public offering of its common stock. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 28, 2019, by and between Pulmatrix, Inc. and H.C. Wainwright & Co., LLC

4.1	Form of Underwriter Warrants of Pulmatrix, Inc.

5.1	Legal Opinion of Haynes and Boone, LLP

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

99.1	Press release, dated January 28, 2019

99.2	Press release, dated January 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: January 30, 2019	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer